Exhibit 99.2

Operating Results Scorecard
As of December 31, 2017

	Q1-16	Q2-16	Q3-16	Q4-16	2016	Q1-17	Q2-17	Q3-17	Q4-17	2017
Revenue (millions)
Domestic	$49.1	$46.3	$46.1	$44.5	$186.1	$44.4	$42.6	$41.1	$43.2	$171.2
Offshore	$17.6	$17.1	$20.8	$21.4	$76.9	$21.1	$19.4	$17.8	$18.8	$77.1
Nearshore	$11.3	$10.3	$11.4	$11.2	$44.3	$12.2	$12.1	$10.5	$9.7	$44.3
Company Total	$78	$73.7	$78.3	$77.1	$307.2	$77.7	$74.0	$69.4	$71.6	$292.6

Revenue %
Domestic	62.9%	62.8%	58.9%	57.7%	60.6%	57.1%	57.5%	59.2%	60.3%	58.5%
Offshore	22.6%	23.2%	26.6%	27.7%	25.0%	27.2%	26.2%	25.7%	26.2%	26.3%
Nearshore	14.5%	14.0%	14.6%	14.5%	14.4%	15.7%	16.3%	15.1%	13.5%	15.2%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$4.8	$3.3	$2.8	$1.5	$12.4	$1.5	$2.6	$1.6	$1.6	$7.3
Offshore	$2.3	$2.5	$5.1	$6.7	$16.6	$6.2	$4.3	$4.1	$4.2	$18.8
Nearshore	$1.3	$1.2	$2.4	$2.5	$7.4	$2.3	$2.1	$1.5	$0.2	$6.2
Company Total	$8.4	$7.0	$10.3	$10.7	$36.4	$10.0	$9.0	$7.3	$6.0	$32.4

Gross Profit %
Domestic	9.8%	7.0%	6.1%	3.4%	6.7%	3.4%	6.0%	4.0%	3.7%	4.3%
Offshore	13.0%	14.9%	24.5%	31.2%	21.6%	29.2%	22.2%	23.2%	22.4%	24.4%
Nearshore	11.3%	11.6%	21.5%	22.0%	16.8%	19.2%	17.7%	14.8%	2.3%	14.1%
Company Total	10.7%	9.5%	13.3%	13.8%	11.9%	12.9%	12.1%	10.6%	8.4%	11.1%